UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2015

II-VI Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	000-16195	25-1214948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard
Saxonburg, Pennsylvania	16056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 352-4455

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2015, James Martinelli informed II-VI Incorporated (the “Company”) of his intention to step down as an executive officer effective as of June 30, 2015. Mr. Martinelli has served as the Company’s Vice President, Strategic Resources Group since July 1, 2014 and Vice President, Military and Materials prior to that. Mr. Martinelli will remain an employee of the Company until September 15, 2015.

The Company has agreed to enter into a consulting arrangement with Mr. Martinelli, effective upon termination of his employment, to ensure a smooth transition of responsibilities and completion of key assignments. The consulting arrangement shall be for a term of one year, unless otherwise extended by mutual agreement of the parties, and is terminable upon 90 days’ notice by either party. During the term of the consulting arrangement, previously granted equity awards with time-based vesting will continue to vest. Mr. Martinelli will be paid a monthly retainer fee of $10,000 and an additional consulting fee of $700 for each day that services are rendered during the term. The consulting arrangement also contains customary restrictive covenants, including those relating to confidentiality, noncompetition, nonsolicitation, and nondisparagement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

II-VI INCORPORATED
(Registrant)

By:	/s/ David G. Wagner
Name:	David G. Wagner
Title:	Vice President, Human Resources

Dated: June 12, 2015